      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1999


                                                     REGISTRATION NO. 333-77071

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                             PEGASUS SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                     7389                                    75-2605174
     (State or other jurisdiction of              (Primary Standard Industrial                     (I.R.S. Employer
      incorporation or organization)              Classification Code Number)                    Identification No.)

                    3811 TURTLE CREEK BOULEVARD, SUITE 1100
                              DALLAS, TEXAS 75219
                                 (214) 528-5656
                (Address, including zip code, telephone number,
        including area code, of registrant's principal executive office)

                               JOHN F. DAVIS, III
                             PEGASUS SYSTEMS, INC.
                    3811 TURTLE CREEK BOULEVARD, SUITE 1100
                              DALLAS, TEXAS 75219
                                 (214) 528-5656
             (Name, address, including zip code, telephone number,
                   including area code, of agent for service)
                               ------------------
                                   Copies to:

                     GUY KERR                                         ERIC J. LOUMEAU
                   WHIT ROBERTS                                     DENNIS A. CALDERON
             Locke Liddell & Sapp LLP                               Cooley Godward LLP
           2200 Ross Avenue, Suite 2200                      4365 Executive Drive, Suite 1100
                Dallas, Texas 75201                             San Diego, California 92121
                  (214) 740-8000                                      (619) 550-6000

                               ------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                               ------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]


    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-77071


    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                               ------------------


                        CALCULATION OF REGISTRATION FEE



------------------------------------------------------------------------------------------------------------------------------
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                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
               TITLE OF SHARES TO                  AMOUNT TO BE       OFFERING PRICE         AGGREGATE           AMOUNT OF
                 BE REGISTERED                     REGISTERED(1)       PER SHARE(2)      OFFERING PRICE(2)   REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share..........  287,500 Shares          $40.00            $11,500,000           $3,197
------------------------------------------------------------------------------------------------------------------------------
Rights To Purchase Series A Preferred Stock.....        (3)                (3)                  (3)                 (3)
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------



(1) Includes 37,500 shares that the underwriters have the option to purchase to cover over-allotments, if any.


(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The registration fee is calculated upon the basis of the average of the high and low prices reported on the Nasdaq National Market on May 6, 1999.


(3) There are hereby registered Rights to Purchase Series A Preferred Stock ("Rights"), which Rights (i) are related to shares of Common Stock in the ratio of one Right to one share, (ii) are not evidenced by separate certificates and (iii) may not be transferred except upon transfer of the related shares of Common Stock. The value attributable to the Rights is reflected in the market value of the related shares of Common Stock and therefore, the inclusion of the Rights does not increase the proposed maximum offering price under this Registration Statement. Consequently, no additional registration fee is payable for the registration of the Rights.

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


                                EXPLANATORY NOTE



     This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (Reg. No. 333-77071) filed by Pegasus Systems, Inc., (the "Company") with the Securities and Exchange Commission on April 27, 1999, as amended by Amendment No. 1 thereto filed on May 3, 1999 which was declared effective May 6, 1999, are incorporated herein by reference.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 6th day of May, 1999.



                                            PEGASUS SYSTEMS, INC.



                                            By:      /s/ RIC L. FLOYD

                                              ----------------------------------

                                                         Ric L. Floyd


                                                       Attorney-in-Fact



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on May 6, 1999.



                     SIGNATURES                                                TITLE
                     ----------                                                -----

               /s/ JOHN F. DAVIS, III*                      Chief Executive Officer, President and
-----------------------------------------------------       Director (Principal Executive Officer)
                 John F. Davis, III

                /s/ JEROME L. GALANT*                       Chief Financial Officer (Principal Financial
-----------------------------------------------------       and Accounting Officer)
                  Jerome L. Galant

               /s/ MICHAEL A. BARNETT*                      Director
-----------------------------------------------------
                 Michael A. Barnett

               /s/ ROBERT B. COLLIER*                       Director
-----------------------------------------------------
                  Robert B. Collier

            /s/ WILLIAM C. HAMMETT, JR.*                    Director
-----------------------------------------------------
               William C. Hammett, Jr.

               /s/ THOMAS F. O'TOOLE*                       Director
-----------------------------------------------------
                  Thomas F. O'Toole

                 /s/ MARK C. WELLS*                         Director
-----------------------------------------------------
                    Mark C. Wells

                 /s/ BRUCE W. WOLFF*                        Director
-----------------------------------------------------
                   Bruce W. Wolff

                *By: /s/ RIC L. FLOYD
  -------------------------------------------------
                    Ric L. Floyd
                  Attorney-in-Fact

                               INDEX TO EXHIBITS


Exhibit
Number                Description
-------               -----------
 *1.1        Form of Underwriting Agreement

  5.1        Opinion of Locke Liddell & Sapp LLP

 23.1        Consent of Price Waterhouse LLP

 23.2        Consent of Belew Averitt LLP

 23.3        Consent of Locke Liddell & Sapp LLP
             (included in Exhibit 5.1)

*24.1        Powers of attorney


-----------

* Incorporated by reference to the Company's Registration Statement on Form S-3, as amended, Reg. No. 333-77071.